For Immediate Release	Contact: Robin Ann Gorelick
May 18, 2007	Phone: 323 822-1750

EMVELCO CORP. TO REVIEW ADDITIONAL NASDAQ STAFF DETERMINATION AT HEARING

BEVERLY HILLS, CA -On May 17, 2007, EMVELCO Corp. (the “Company”) received a Nasdaq Additional Staff Determination indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) requiring the Company to file its Form 10-QSB for the quarter ended March 31, 2007 with the Securities and Exchange Commission and that this failure serves as an additional basis for why its securities are subject to delisting from the Nasdaq Capital Market. As the Company disclosed in its press release dated April 23, 2007, on April 19, 2007, the Company received a Nasdaq Staff Determination indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) requiring the Company to file its Form 10-KSB for the year ended December 31, 2006 with the Securities and Exchange Commission and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Company requested and received a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company’s Panel hearing will take place on May 31, 2007. The Additional Staff Determination will be reviewed at the Panel hearing as well. There can be no assurance that the Panel will grant the Company’s request for continued listing.

EMVELCO Corp. recently shifted its focus to investments in real estate projects and to other areas through various loans and joint ventures. The Company, now based out of Beverly Hills, will continue its investments.

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